UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

KEMET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	57-0923789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2835 KEMET Way Simpsonville, South Carolina	29681
(Address of Principal Executive Offices)	(Zip Code)
2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan
(Full title of the plan)

William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
2835 KEMET Way
Simpsonville, South Carolina 29681
(Name and address of agent for service)

(864) 963-6300
(Telephone number, including area code, of agent for service)

Copy to:
Richard W. Viola
McGuireWoods LLP
201 N. Tryon Street, Suite 3000
Charlotte, North Carolina 28202
(704) 343-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,600,000 shares	$5.03	(2)	$13,078,000(2)	$1,684.45

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) which become issuable under the 2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on July 29, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed pursuant to Instruction E of Form S-8 to register an additional 2,600,000 shares of Common Stock of KEMET Corporation (the “Company”) issuable pursuant to the 2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 (File No. 333-176317) was filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2011. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-176317) are incorporated by reference herein.

The Plan was approved by the board of directors of the Company on April 30, 2014 and by the stockholders of the Company on July 24, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

(c) The Company’s Current Reports on Form 8-K filed with the Commission on April 3, 2014, May 5, 2014, May 8, 2014 and two Current Reports on Form 8-K filed with the Commission on July 24, 2014.

(d) The description of the Company’s Common Stock, par value $0.01 per share, set forth in the Company’s Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the Company’s Current Reports on Form 8-K filed with the Commission on November 5, 2010 and August 2, 2011 and any further amendment or report filed thereafter for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Description
4.1	Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
4.2	Amended and Restated By-laws of KEMET Corporation, effective June 5, 2008 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 5, 2008).

5.1	Opinion of McGuireWoods LLP with respect to the legality of the shares of Common Stock being registered hereby.
10.1
2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24, 2014).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Simpsonville, State of South Carolina, on this first day of August, 2014.

KEMET Corporation

By:	/s/ WILLIAM M. LOWE, JR.
Name:	William M. Lowe, Jr.
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Lowe, Jr. and R. James Assaf, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with power to act without any other and with full and several power of substitution, for him or her and in his or her name, place and stead, to sign, in his or her capacity or capacities as shown below, any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully for all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this first day of August, 2014.

Name	Title

/s/ PER-OLOF LÖÖF	Chief Executive Officer and Director
Per-Olof Lööf	(Principal Executive Officer)

/s/ WILLIAM M. LOWE, JR.	Executive Vice President and Chief Financial Officer
William M. Lowe, Jr.	(Principal Financial and Accounting Officer)

/s/ FRANK G. BRANDENBERG	Chairman and Director
Frank G. Brandenberg

/s/ DR. WILFRIED BACKES	Director
Dr. Wilfried Backes

/s/ GURMINDER S. BEDI	Director
Gurminder S. Bedi

/s/ JOSEPH V. BORRUSO	Director
Joseph V. Borruso

/s/ JACOB T. KOTZUBEI	Director
Jacob T. Kotzubei

/s/ E. ERWIN MADDREY, II	Director
E. Erwin Maddrey, II

/s/ ROBERT G. PAUL	Director
Robert G. Paul

EXHIBIT INDEX

Number	Description
4.1	Second Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).
4.2	Amended and Restated By-laws of KEMET Corporation, effective June 5, 2008 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 5, 2008).
5.1	Opinion of McGuireWoods LLP with respect to the legality of the shares of Common Stock being registered hereby.
10.1
2014 Amendment and Restatement of the KEMET Corporation 2011 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24, 2014).

23.1	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.
23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).